Exhibit A
                                                            Page 1 of 3

                                 MYR GROUP INC.
                                  Balance Sheet
                               As of June 30, 2000
                       ----------------------------------
                                   (Unaudited)




Assets

Current Assets:
  Accounts Receivable:
    Contract                                                $109,441,386
    Other                                                         98,377
  Cost and Estimated Earnings in Excess
    of Billings on Uncompleted Contracts                      21,140,786
  Prepaid Deferred Taxes                                      10,486,770
  Other                                                        1,131,425
                                                             -----------

      Total Current Assets                                   142,298,744
                                                             -----------

Fixed Assets:
  Land                                                           930,807
  Building and Improvements                                    4,281,719
  Construction Equipment                                      49,035,114
  Office Equipment                                             5,889,481
                                                             -----------
                                                              60,137,121
  Accumulated Depreciation                                   (43,267,565)
                                                             -----------

      Total Fixed Assets                                      16,869,556
                                                             -----------

Goodwill, Net                                                166,087,411
                                                             -----------

Deferred Debits and Other Assets                               3,670,995
                                                             -----------


      Total Assets                                          $328,926,706
                                                             ===========

                                                            Exhibit A
                                                            Page 2 of 3

                                 MYR GROUP INC.
                                  Balance Sheet
                               As of June 30, 2000
                       ----------------------------------
                                   (Unaudited)




Liabilities & Stockholder's Equity

Current Liabilities:
  Notes Payable                                             $ 18,334,227
  Accounts Payable                                            14,437,145
  Billings in Excess of Cost and Estimated
    Earnings on Uncompleted Contracts                         19,483,644
  Income Taxes Payable                                         3,578,995
  Other                                                       30,007,218
                                                             -----------

      Total Current Liabilities                               85,841,229
                                                             -----------


Long-Term Liabilities:
  Long-Term Debt                                              12,300,000
  Deferred Income Taxes                                        1,924,288
  Other                                                          385,298
                                                             -----------

      Total Long-Term Liabilities                             14,609,586
                                                             -----------

Stockholder's Equity:
  Common Stock                                                    67,143
  Capital Surplus                                            226,377,697
  Retained Earnings                                            2,031,051
                                                             -----------

      Total Stockholder's Equity                             228,475,891
                                                             -----------


      Total Liabilities & Stockholder's Equity              $328,926,706
                                                             ===========

                                                            Exhibit A
                                                            Page 3 of 3

                                 MYR GROUP INC.
                               Statement of Income
                       ----------------------------------
                                   (Unaudited)





                                                         For the Two Months
                                                        Ended June 30, 2000
                                                        -------------------


Operating Revenues                                          $ 99,531,620
                                                             -----------

Operating Expenses:

   Other Operation and Maintenance                            90,390,496
   Depreciation and Amortization                               1,310,569
   Taxes, Other than Income Taxes                              3,919,355

      Total Operating Expenses                                95,620,420
                                                             -----------

Operating Income                                               3,911,200

Other Income/(Expense), Net                                      238,766

Interest Charges                                                 207,472
                                                             -----------

Earnings Before Income Taxes                                   3,942,494

  Income Taxes                                                 1,911,445
                                                             -----------


Net Income                                                  $  2,031,049
                                                             ===========